SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 1, 1996



                       INFRASTRUCTURE INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                     0-6456
                            ------------------------
                            (Commission File Number)

            Nevada                                        87-0287034
------------------------------                 ---------------------------------
(State  or other  jurisdiction
 of  incorporation)                            (IRS Employer Identification No.)



          ONE WORLD TRADE CENTER, SUITE 7865, NEW YORK, NEW YORK 10048
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 938-0574



    1787 East Fort Union Blvd., Suite 106, Salt Lake City, Utah 84121
    -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On December 1, 1996, Infrastructure International, Inc. (the "Registrant") consummated an exchange (the "Exchange") of securities with the shareholders of Guang Hui Highway Project Company Limited ("Guang Hui") pursuant to which control of the Registrant shifted to the principal shareholders (the "Principal Shareholders") of Guang Hui. New Eagle Infrastructure Ltd., an entity controlled 100% by Natural Way Technologies, Inc. received 5,100,000 shares of common stock, representing 52.7% of the outstanding common stock, and 100,000 shares of preferred stock, representing 100% of the outstanding Series B Preferred Stock, of the Registrant pursuant to the Exchange. New Silver Eagle Holdings Ltd., an entity controlled 34% by Yiu Yat Hung, 33% by Yiu Yat On and 33% by other members of the family of Yiu Yat Hung, received 1,000,000 shares of common stock, representing 10.3% of the outstanding common stock, pursuant to the Exchange. The family of Yiu Yat Hung, through ownership in Natural Way Technologies controls all of the shares held by New Eagle Infrastructure Ltd. in addition to the shares held by New Silver Eagle Holdings Ltd. Following the Exchange, the Principal Shareholders, collectively, own approximately 63.0% of the post-Exchange common stock and 100% of the post-Exchange Series B Preferred Stock of the Registrant. All of such shares were issued in exchange for stock of Guang Hui held by the Principal Shareholders, as well as shares held by other former shareholders of Guang Hui, and representing an aggregate of 100% of the outstanding stock of Guang Hui at the time of Exchange.

     The preferred stock issued pursuant to the Exchange entitles the holders thereof, as a group, to 30% voting control of the Registrant. Accordingly, the aggregate voting control held by the family of Yiu Yat Hung, including both the common stock and preferred stock issued in the Exchange, is approximately 74.1%.

     Pursuant to the terms of the Exchange, Messrs. Yiu Yat Hung, Yiu Yat On, Ma Ding Jie and Jin Hui Juan were elected to the board of directors of the Registrant, each of whom were nominees designated by Guang Hui, and each of the prior directors of the Registrant resigned.

     To  the  knowledge  of  the  Registrant,   there  are  no  arrangements  or
understandings, the operations of which may result in a further change in control of the Registrant.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On December 1, 1996, the Registrant consummated the acquisition of 100% of the common stock of Guang Hui Highway Project Company Limited pursuant to the Exchange described in Item 1 above. The Registrant issued an aggregate of 8,430,000 shares of common stock and 100,000 shares of preferred stock in exchange for the stock of Guang Hui. The amount of consideration given by the Registrant pursuant to the Exchange was determined by arms-length negotiations. Prior to the Exchange, no material relationships existed between Guang Hui or any of the Principal Shareholders and the Registrant, its affiliates, any officer or director of the Registrant or any associate of any such persons.

     Guang Hui, a British Virgin Island company formed on March 5, 1996, operating through an 80%-owned subsidiary in the People's Republic of China (the "PRC"), is engaged in the development and operation of a 72 kilometer four-lane toll road (the "Jin Long Highway") in Huizhou, Guangdong Province, the PRC. An 18 kilometer section of the Jin Long Highway began operation in March of 1996 and an 18 kilometer section is scheduled to open by the end of 1997. Upon completion of the initial 35 kilometer section, development is expected to begin on the remaining 37 kilometers of the Jin Long Highway. The development and operation of the Jin Long Highway is being undertaken by a sino-foreign joint venture, Guanghui Highway Development Company Limited ("GHDC"), which is 80% owned by the Company and 20% owned by Huizhou Highway Property Development Company ("HHPD"), a state-owned company incorporated in the PRC. Guang Hui is generally entitled to 80% of the profits derived from the operation of the Jin Long Highway for a period of thirty years, subject to certain guaranteed minimum returns to Guang Hui during the first seven years of operations and subject to certain additional allocations to HHPD during years seven through seventeen of operations.

     The assets of GHDC and Guang Hui consist principally of the land use rights relating to, and the portions presently completed or under construction of, the Jin Long Highway in the PRC which the Registrant anticipates will continue to be used following the Exchange for the same general purposes of the business of Guang Hui as described above. The land use rights relating to the Jin Long Highway expire in August of 2026 at which time the Company's interest in the Jin Long Highway will terminate.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          (a)  DISMISSAL OF INDEPENDENT ACCOUNTING FIRM

               (i) Mantyla, McReynolds & Associates (the "principal accountants"), the independent accounting firm which audited the financial statements of the registrant (formerly, React Systems, Inc.) during fiscal years 1994 and 1995, was dismissed in such capacity on December 27, 1996.

               (ii) None of the principal accountant's reports on the financial statements of the registrant for either of the past two years has contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

               (iii) The decision to change accountants was recommended by the board of directors.

               (iv) During the preceding two years and any subsequent interim period preceding their dismissal, the registrant had no disagreements with the principal accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

               (v) None of the kinds of events listed in paragraph (a)(1)(v)(A) through (D) of Regulation S-K Item 304 occurred during the two most recent fiscal years and any subsequent interim periods.

          (b) ENGAGEMENT OF NEW INDEPENDENT ACCOUNTANTS

               On December 27, 1996, the registrant's board of directors formally engaged Arthur Andersen & Co. as its new principal accountants (the "new accounting firm") to audit the registrant's financial statements.

               The new accounting firm served as the principal accounting firm for the registrant's subsidiary, Guang Hui with respect to the financial statements of such subsidiary for the period from inception to September 30, 1996. Other than its services in that regard, the registrant, during the two most recent fiscal years and any subsequent interim period prior to the engagement of the new accounting firm, did not consult with the new accounting firm with regard to any of the matters listed in Regulation S-K Items 304(a)(2)(i) or (ii).


ITEM 5.   OTHER EVENTS

     In connection with the Exchange, Messrs. Yiu Yat Hung, Yiu Yat On, Ma Ding Jie and Jin Hui Juan were appointed as directors of the Registrant and Zebin Xu, Angela Morin, K. Scott Crawford and Karen Pollino resigned as directors of the Registrant. Finally, each of the current officers of the Registrant agreed to resign at such time as requested by Guang Hui at which time Yiu Yat Hung will be appointed as President and Yiu Yat On will be appointed as Vice President and Treasurer of the Registrant.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

               GUANG HUI HIGHWAY PROJECT COMPANY LIMITED

               Independent Auditors' Report.............................  F-1
               Consolidated Statement of Operations for the
                 Period from March 5, 1996 (date of inception)
                 to September 30, 1996..................................  F-2
               Consolidated  Balance Sheet as of September 30, 1996.....  F-3
               Consolidated Statement of Cash Flows for the
                 Period from March 5, 1996 (date of  inception)
                 to  September  30,  1996...............................  F-4
               Consolidated  Statements of Changes in
                 Shareholders'  Equity for Period  from
                 March 5, 1996 (date of  inception)  to
                 September 30, 1996.....................................  F-5
               Notes to Consolidated Financial Statements...............  F-6

          (b)  PRO FORMA FINANCIAL INFORMATION

               Introduction  to Combined  Pro Forma  Information........  F-13
               Unaudited Pro Forma Combined  Balance Sheet
                 at September 30, 1996..................................  F-14
               Unaudited Pro Forma Combined Statement of
                 Operations for the nine months ended
                 September 30, 1996.....................................  F-15
               Notes to Pro Forma Combined Financial Statements.........  F-16

          (c)  EXHIBITS

               2.1  Acquisition   Agreement   dated  December  1,  1996  between
                    Infrastructure International, Inc. and the shareholders of Guang Hui Highway Project Company Limited.

               10.1 Cooperation Contract dated August 5, 1996

               10.2 Supplementary Contract amending Cooperation Contract

               10.3 Memorandum amending Cooperation Contract

               10.4 Contract of Assurance

               10.5 Jinlong Highway Project Construction Turn-key Contract

               10.6 Regular Expenses Turn-key Contract

               16.1 Letter from  Mantyla,  McReynolds & Associates  re change in certifying accountant

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       INFRASTRUCTURE INTERNATIONAL, INC.



Date:  January 15, 1997              By: /s/ Yiu Yat Hung
                                        --------------------------------------
                                        Yiu Yat Hung, Chief Executive Officer

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the  Shareholders and Board of Directors of Guang Hui Highway Project Company
Limited:


We have audited the accompanying consolidated balance sheet of Guang Hui Highway Project Company Limited (incorporated in British Virgin Islands; "the Company") and Subsidiary ("the Group") as of September 30, 1996, and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the period from March 5, 1996 (date of incorporation) to September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Substantially all of the Group's operations are conducted in the People's Republic of China. Accordingly, the Group is subject to special considerations and significant risks as described in Note 10.b to accompanying consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Guang Hui Highway Project Company Limited and Subsidiary as of September 30, 1996, and the results of their operations and their cash flows for the period from March 5, 1996 (date of incorporation) to September 30, 1996, in conformity with generally accepted accounting principles in the United States of America.


                                          /s/ Arthur Andersen & Co.
                                          ------------------------------------
                                              Arthur Andersen & Co.

Hong Kong,
December 12, 1996

            GUANG HUI HIGHWAY PROJECT COMPANY LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE PERIOD FROM MARCH 5, 1996 (DATE OF INCORPORATION)
                              TO SEPTEMBER 30, 1996

                                                 Rmb              US$

Revenue from operation of a toll expressway    2,899,057        349,790
Operating-differential subsidies                 269,612         32,530
                                              ----------       --------
      Total revenue                            3,168,669        382,320

General and administrative expenses
-Depreciation                                 (2,528,344)      (305,061)
-Other operating expenses                       (447,954)       (54,048)
                                              ----------       --------

      Total expenses                          (2,976,298)      (359,109)
                                              ----------       ---------

      Income before income taxes                 192,371         23,211

Income taxes                                           -              -
                                              ----------       --------

      Income before minority interests           192,371         23,211

Minority interests                                14,742          1,779
                                              ----------       --------

      Net income                                 207,113         24,990
                                              ==========       ========

The accompanying notes are an integral part of this consolidated statement of operation.

-------------------------------
Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") for the convenience of the readers has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 1996 of US$1.00=Rmb8.288. No representation is made that the Rmb amounts could have been, or could be, converted into US$ at that rate on September 30, 1996 or at any other certain rate.

            GUANG HUI HIGHWAY PROJECT COMPANY LIMITED AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996

                                                 Rmb              US$
ASSETS
Current assets:
  Cash                                           332,714          40,144
  Receivable from a joint venture partner        269,612          32,530
                                             -----------      ----------

      Total current assets                       602,326          72,674

Property, net                                183,419,156      22,130,690
                                             -----------      ----------

      Total assets                           184,021,482      22,203,364
                                             ===========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Loan from a joint venture partner            139,020,986      16,773,767
                                             -----------      ----------

Minority interests                            19,822,403       2,391,699
                                             -----------      ----------

Shareholders' equity:
  Common stock, par value US$1;
   authorized 50,000 shares; outstanding
   2 shares                                           18               2
  Retained earnings                              207,113          24,990
                                             -----------      ----------

      Total shareholders' equity                 207,131          24,992

Loan from ultimate holding company            24,970,962       3,012,906
                                             -----------      ----------

                                              25,178,093       3,037,898
                                             -----------      ----------

     Total liabilities, minority interests
      and shareholders' equity               184,021,482      22,203,364
                                             ===========      ==========


The accompanying notes are an integral part of this consolidated balance sheet.

-----------------------------
Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") for the convenience of the readers has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 1996 of US$1.00=Rmb8.288. No representation is made that the Rmb amounts could have been, or could be, converted into US$ at that rate on September 30, 1996 or at any other certain rate.

            GUANG HUI HIGHWAY PROJECT COMPANY LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM MARCH 5, 1996 (DATE OF INCORPORATION)
                              TO SEPTEMBER 30, 1996


                                                     Rmb              US$
Cash flows from operating activities:
  Net income                                        207,113          24,990
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
    Depreciation                                  2,528,344         305,061
    Minority interests                              (14,742)         (1,779)
    Increase in receivable from a joint
     venture partner                               (269,612)        (32,530)
                                               ------------     -----------
      Net cash provided by operating
       activities                                 2,451,103         295,742
                                               ------------     -----------
Cash flows from investing activities:
  Additions to property                        (166,110,355)    (20,042,273)
                                               ------------     -----------

      Net cash used in investing activities    (166,110,355)    (20,042,273)
                                               ------------     -----------
Cash flows from financing activities:
  Issuance of common stock                               18               2
  Loan advanced from the ultimate holding
   company                                       24,970,962       3,012,906
  Loan advanced from a joint venture partner    139,020,986      16,773,767
                                               ------------     -----------
      Net cash provided by financing
       activities                               163,991,966      19,786,675
                                               ------------     -----------

Cash, at of the end of period                       332,714          40,144
                                               ============     ===========


The accompanying notes are an integral part of this consolidated statement of cash flows.

-----------------------------
Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") for the convenience of the readers has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 1996 of US$1.00=Rmb8.288. No representation is made that the Rmb amounts could have been, or could be, converted into US$ at that rate on September 30, 1996 or at any other certain rate.

            GUANG HUI HIGHWAY PROJECT COMPANY LIMITED AND SUBSIDIARY CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE PERIOD FROM MARCH 5, 1996 (DATE OF INCORPORATION)
                              TO SEPTEMBER 30, 1996



                                      Common stock
                                ------------------------

                                Number of                     Retained
                                 Shares          Amount       Earnings
                                ---------       --------      --------
                                                   Rmb          Rmb
Balance as of March 5, 1996
 (date of incorporation)              -               -              -

  Issuance of common stock            2              18              -
  Net income                          -               -        207,113
                                  -----           -----        -------

Balance as of September 30, 1996      2              18        207,113
                                  =====           =====        =======


        The accompanying notes are an integral part of this consolidated statement of changes in shareholders' equity.

            GUANG HUI HIGHWAY PROJECT COMPANY LIMITED AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Organization and Principal Activities

     Guang Hui Highway Project Company Limited ("the Company") was incorporated in the British Virgin Islands on March 5, 1996.

     As of September 30, 1996, the Company allotted and issued 2 shares of common stock to Mr. Yiu Yat Hung and Mr. Yiu Yat On, directors of the Company.

     The Company entered into a joint venture agreement dated August 5, 1996 with Huizhou Highway Property Development Company ("HHPD"; a state-owned company incorporated in the People's Republic of China ("the PRC") directly under Huizhou City Roadways Bureau) to develop and operate the "Jin Long Highway", a 72 kilometers four-lane highway in Huizhou, Guangdong Province, the PRC. First phase of the investment is to incorporate a sino-foreign cooperative joint venture in the PRC - Guanghui Highway Development Company Limited ("GHDC"), which is principally engaged in the development and operation of 35 kilometers of the "Jin Long Highway" for a period of 30 years from August 1996 to August 2026.

     Pursuant to the joint venture agreement, the Company is required to contribute into GHDC US$9,536,000 (equivalent of approximately Rmb79,349,000, determined at an exchange rate of US$1.00 = Rmb8.32) in cash and HHPD is required to contribute into GHDC US$2,384,000 (equivalent of approximately Rmb19,837,000, determined at an exchange rate of US$1.00 = Rmb8.32) in the form of part of the "Jin Long Highway" based on a valuation as of February 29, 1996 as determined by Huizhou Assets Appraisal Office, an authorized assets valuer in Huizhou, Guangdong Province, the PRC, and approved by Huizhou State-owned Assets Administration Bureau.

     The Company's entitlement to the profit or loss of GHDC is summarized below:

     a. During each of the first seven years of the joint venture period, the Company will be entitled to the higher of (i) 80% of the net income of GHDC, or (ii) an amount determined at 22% of the capital contributed into GHDC by the Company. If the entire net income of GHDC is insufficient to cover the Company's entitlement, HHPD has agreed to pay the Company the shortfall as operating-differential subsidies. The obligations of HHPD in relation to such an agreement are guaranteed by the Huizhou City Roadways Bureau.

     b. During each of the eighth to the seventeenth year, 30% of the net income of GHDC will be distributed to HHPD until HHPD has received a total return equal to its capital contribution plus an imputed interest of 13.5% per annum. The Company will be entitled to receive 80% of t remaining 70% of the net income of GHDC, while HHPD will be entitled to receive 20% of the remaining 70% of the net income of GHDC. In case GHDC incurs a loss, the Company will share 80% of the loss.

     c. During each of the seventeenth to the thirtieth year, the Company will be entitled to 80% of the net income or loss of GHDC, while HHPD will be entitled to 20% of the net income or loss of GHDC.

     The other key provisions of the joint venture agreement include the followings:

     o the Board of Directors of GHDC consists of nine members, with six designated by the Company and three designated by HHPD.

     o upon early termination or liquidation of GHDC, the net assets of GHDC will be distributed to the Company (80%) and HHPD (20%).

     The "Jin Long Highway" comprises the following:


                                                            COST OF ACQUISITION/
     LENGTH    DATE OF COMPLETION OF CONSTRUCTION               CONSTRUCTION

     35 km     18 kilometres completed on March 1, 1996         Rmb 247,936,000
               and the remaining 17 kilometres are
               expected to be completed before
               December 1997

     The "Jin Long Highway" was constructed by HHPD and was valued at approximately Rmb185,948,000 as of February 29, 1996, by Huizhou Assets Appraisal Office, an authorized assets valuer in Huizhou, Guangdong Province, the PRC. Such valuation was approved by Huizhou State-owned Assets Administration Bureau. HHPD used approximately Rmb19,837,000 of this value as its capital contribution to GHDC, and the remaining Rmb166,111,000 is as a payable by GHDC to HHPD. During the period ended September 30, 1996, GHDC settled approximately Rmb27,090,000 of its payable to HHPD. According to a supplementary agreement between the Company and HHPD, HHPD has undertaken not to demand repayment of the remaining balance of approximately Rmb139,021,000 until completion of the remaining 17 kilometres of the "Jin Long Highway", which is expected to be before December 1997. Under a subcontracting agreement dated October 31, 1996, HHPD has agreed to construct the remaining portion of the "Jin Long Highway" for a fixed sum of Rmb61,988,000.

     GHDC entered into a management agreement dated October 31, 1996 with HHPD, under which HHPD is responsible to operate the highway and pay all operating costs in return for a fee determined at 15% of the toll fees collected for 17 years effectively from August 1996 to August 2013. During the period ended September 30, 1996, GHDC paid management fees of approximately Rmb 448,000 to HHPD.

     Upon completion of the 35 kilometres of the "Jin Long Highway", the Company and HHPD will proceed to invest in developing and operating a further 37 kilometres of the "Jin Long Highway" with total investment cost estimated to be approximately Rmb312,064,000.

     On December 1, 1996, Mr. Yiu Yat Hung and Mr. Yiu Yat On, the then shareholders of the Company, entered into an agreement with Infrastructure International Inc. (formerly known as React Systems Inc.; a company incorporated in the state of Nevada, United States of America) underwhich Infrastructure International Inc. acquired a 100% interest in the Company by issuing to Mr. Yiu Yat Hung and Mr. Yiu Yat On an aggregate of 8,430,000 shares of common stock, par value of US$0.001, and 100,000 shares class B preferred stock with superior voting right (note: the voting right of these 100,000 shares class B preferred stock will account for 30% of total voting right of Infrastructure International Inc. on all corporate matters).

2.   Subsidiary

     Details of the Company's subsidiary (which together with the Company are collectively referred to as the "Group") as of September 30, 1996 were as follows:

                                                               Percentage of
                                          Place of            equity interest
               Name                     incorporation          held directly
    -----------------------------    ---------------------    ---------------
     Guanghui Highway Development    The People's Republic          80%
     Company Limited                 of China

3.   Summary of Significant Accounting Policies

     a.   Basis of consolidation

          The consolidated financial statements include the accounts of the Company and its subsidiary. All material intra-group balances and transactions have been eliminated on consolidation.

     b.   Revenue

          Revenue from operation of a toll highway comprises toll fees received from the operation of the highway less business tax levied at 5% of the toll fees received, and is recognized when the services are rendered. Operating-differential subsidies represents the recovery from HHPD when the Company's net income is below the guaranteed minimum as described in Note 1.

     c.   Income taxes

          The Group accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and the financial statements bases of assets and liabilities.

     d.   Property

          Property represents the construction cost of road and structures where construction is completed and is under operation, and is stated at cost less accumulated depreciation. Major renewals and betterment which will result in future economic benefits are capitalized, while maintenance and repair costs are expensed when incurred. Depreciation of property for financial reporting purpose is provided using the straight-line method over 30 years, term of the joint venture period.

     e.   Construction-in-progress

          Construction-in-progress represents road, structures and facilities, including toll stations and maintenance facilities under construction. Construction-in-progress is stated at cost which includes construction and acquisition costs. No depreciation is provided until the construction work is completed and the related costs are transferred to property.

     f.   Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

4.   Income Taxes

     The Company and its subsidiary are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they are domiciled and operate. The Company is incorporated in the British Virgin Islands under the International Business Companies Act of the
     British Virgin Islands and is exempted from the payment of the British Virgin Islands income taxes. The joint venture enterprise established in the PRC (GHDC) is subject to PRC income taxes at a rate of 33% (30% state unified income tax and 3% local income tax). However, upon applications and approval by the relevant tax authorities, GHDC is exempted from state unified income tax and local income tax for two years starting from the first year of profitable operations and then is entitled to a 50% reduction in state unified income tax for the next three years. As of the date of this report, GHDC is in the process of applying the issuance of formal tax exemption certificate.

5.   Property

     Property comprised:

                                               Rmb              US$
     Road and structures                   132,196,276       15,950,323

     Less: Accumulated depreciation         (2,528,344)        (305,061)
                                           -----------       ----------
                                           129,667,932       15,645,262

     Construction-in-progress               53,751,224        6,485,428
                                           -----------       ----------

     Net book value                        183,419,156       22,130,690
                                           ===========       ==========

      GHDC holds land use rights to the land occupied by the 35 km of the "Jin Long Highway" for 30 years commencing from August 1996 to August 2026. As of the date of this report, GHDC is in the process of applying for the issuance of the formal land use right certificate. Pursuant to the joint venture agreement governing the establishment of GHDC, the rights to use the land and the ownership of the highway will revert to HHPD without compensation upon expiration of the joint venture in August 2026.

 6.  Loan from ultimate holding company

     The amount represented a loan from Infrastructure International Inc. (which has became the Company's ultimate holding company on December 1, 1996 for the Company's capital injection into GHDC. The loan is unsecured and non-interest bearing. Infrastructure International Inc. has agreed not to demand repayment until the Group is financially capable to do so.

     Subsequent to September 30, 1996, on December 10, 1996, the Company increased its authorized share capital to US$5,000,000 by the creation of 4,950,000 shares of common stock of US$1 each. In this connection, the loan from the ultimate holding company of approximately Rmb24,971,000 was capitalized for the issuance of 3,000,000 shares at US$1 par value per share.

 7.  Loan from a Joint Venture Partner

     The amount represented a loan from HHPD. The loan is unsecured and non-interest bearing. HHPD has agreed not to demand repayment until completion of construction of the 35 kilometres of the "Jin Long Highway", which is expected to be in December 1997.

 8.  Capital Commitment

     As described in Note 1, as of September 30, 1996, the Group had outstanding capital commitments of approximately Rmb 61,988,000 for the construction of the "Jin Long Highway".

 9.  Supplemental Disclosure of Cashflow Information

     Non-cash item: Certain property purchased by the Group of approximately Rmb19,837,000 was resulted from capital contribution by HHPD into GHDC.

10.  Operating Risk

     a.   Strategic relationships

          The Group's present operations and construction of the "Jin Long Highway" in the PRC are conducted through various agreements with HHPD and Huizhou City Roadways Bureau as described in Note 1. Any changes in any these strategic relationships would have a material adverse affect on the revenue and profitability of the Group.

     b.   Country risk

          GHDC operates in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of North American and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. GHDC's results may be adversely affected by, among other things, changes in the political and social conditions in the PRC and changes in governmental policies with respect to laws and regulations, inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation. While the PRC government is expected to continue its economic reform policies, many of the reforms are new or experimental and may be refined or changed. It is also possible that a change in the PRC leadership could lead to changes in economic policy.

          A substantial portion of GHDC's revenue will be denominated in Renminbi. A portion of the future profits of GHDC, if any, will need to be converted into other currencies to meet foreign currency obligations such as payment of dividends declared. Both the conversion of Renminbi into other foreign currencies and the remittance of foreign currencies abroad are subject to PRC government approvals. No assurance can be given that GHDC will be able to acquire sufficient amounts of foreign currencies in the PRC foreign exchange markets in the future for the payment of dividends.

                       INFRASTRUCTURE INTERNATIONAL, INC.
               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


     The following unaudited pro forma condensed combined financial information reflects the December 1, 1996 acquisition by Infrastructure International, Inc. (the "Company") of 100% of the stock of Guang Hui Highway Project Company Limited and Subsidiary ("GHH") in exchange for the issuance of 8,430,000 shares of common stock, 100,000 shares of Series B preferred stock and the infusion of cash into GHH of $3,000,000. GHH is a British Virgin Island corporation formed on March 5, 1996. GHH entered into a joint venture agreement dated August 5, 1996 with Huizhou Highway Project Development Company ("HHPD"), a state-owned company incorporated in the People's Republic of China ("the PRC") directly under Huizhou City Roadways Bureau, to develop and operate the "Jin Long Highway", a 72 kilometers four-lane highway in Huizhou, Guangdong Province, the PRC. The first phase of the investment was to incorporate a sino-foreign co-operative joint venture in the PRC, Guanghui Highway Development Company Limited ("GHDC"), which is principally engaged in the development and operation of 35 kilometers of the "Jin Long Highway" for a period of 30 years from August 1996 to August 2026.

     Pursuant to the joint venture agreement, GHH is required to contribute into GHDC US$9,536,000 in cash and HHPD is required to contribute into GHDC
US$2,384,000 in the form of the "Jin Long Highway" based on a valuation as of February 29, 1996 as determined by Huizhou Assets Appraisal Office.

     The pro forma balance sheet data at September 30, 1996 assumes the formation of HHPD and acquisition of GHH as of September 30, 1996. The pro forma statements of operations for the nine months ended September 30, 1996 assumes the formation of HHPD and acquisition of GHH as of March 5, 1996 (date of inception).

     The historical financial information of GHH as of and for the period ended September 30, 1996 have been derived from GHH's financial statements included elsewhere herein and such information with respect to the Company has been derived from reports filed by the Company on Form 10-QSB for such period. The pro forma financial information should be read in conjunction with the accompanying notes thereto and with the financial statements of the Company and GHH.

     The pro forma condensed combined financial information does not purport to be indicative of the financial position or operating results which would be achieved had the formation of GHH and the acquisition of GHH been consummated as of the dates indicated and should not be construed as representative of future financial position or operating results. In management's opinion, all adjustments necessary to reflect the effects of the transactions described have been made.

                       INFRASTRUCTURE INTERNATIONAL, INC.
                   PRO-FORMA CONDENSED COMBINED BALANCE SHEET
                            As of September 30, 1996
                        (Amounts in United States $`000)
                                   (Unaudited)


                                          Infrastructure     Guang Hui Highway     Proforma     Proforma
                                        International, Inc.  Project Company     Adjustments    Combined
ASSETS
Current assets:
   Cash                                    $      0              $    40      $          -       $    40
   Recievable from a joint venture partner        0                   33                 -            33
   Loan to subsidiary                         3,013                    -            (3,013)(1)         -
                                              -----               ------            ------       -------

      Total current assets                    3,013                   73            (3,013)           73

Property, net                                     0               22,130                 -        22,130
                                           --------              -------            ------        ------

      Total assets                           $3,013              $22,203           $(3,013)      $22,203
                                             ======              =======           =======       =======


LIABILITIES AND SHAREHOLDERS' EQUITY
Loan from a joint venture partner$                0              $16,774            $    -       $16,774
Loan from shareholders                            2                    -                 -             2
Loan from parent                                  -                3,013            (3,013)(1)         -
                                             ------              -------            ------       -------

      Total current liabilities                   2               19,787            (3,013)       16,776

Minority interests                                0                2,391                 -         2,391
                                           --------              -------            ------         -----

Shareholders' equity:
    Common stock, par value US$.001;
      authorized 25,000,000 shares; pro
      forma outstanding 9,680,000 shares          1                    1                 8(2)         10

Series A Preferred Stock, $.001 par value
       3,000 shares issued and outstanding        1                    -                 -             1
Series B Preferred Stock, $.001 par value
       100,000 shares outstanding                 -                    -                 1(2)          1

Additional paid-in capital                    3,618                    -                (9)(2)         -
                                                                                      (609)(3)     3,000

Retained earnings                              (609)                  24               609 (3)        24
                                              -----              -------            ------       -------

      Total shareholders' equity              3,011                   25                 -         3,036
                                              -----              -------            ------       -------

      Total liabilities, minority interest
       and shareholders' equity              $3,013              $22,203           $(3,013)      $22,203
                                             ======              =======          ========       =======


               The accompanying notes are an integral part of this
                   proforma condensed combined balance sheet.

                       INFRASTRUCTURE INTERNATIONAL, INC.
               PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1996
                        (Amounts in United States $`000)
                                   (Unaudited)

                                      Infrastructure     Guang Hui Highway   Proforma     Proforma
                                    International, Inc.   ProjectCompany    Adjustments   Combined
Revenue from operation of
 a toll expressway                       $     0             $ 350             $  -        $ 350
Operating-differential subsidies               0                32                -           32
                                         -------             -----             ----        -----
      Total revenue                            0               382                -          382

General and administrative expenses

 Depreciation                                 -               (305)               -         (305)
 Other operating expenses                   (21)               (54)               -          (75)
                                        -------               -----            ----         ----

      Total expenses                        (21)              (359)               -         (380)
                                        -------              ------           -----        -----

      Income before income taxes            (21)                23                -            2

Income taxes                                  -                  -                -            -
                                        -------              -----            -----        -----

      Income before minority interests      (21)                23                -            2

Minority interests                            -                  2                -            2
                                       -------              -----            -----         -----

      Net income                       $    (21)             $  25            $   -        $   4
                                       ========              =====            =====        =====


          The accompanying notes are an integral part of this proforma condensed combined statement of operations.

                       INFRASTRUCTURE INTERNATIONAL, INC.
                NOTES TO CONDENSED COMBINED FINANCIAL INFORMATION


The proforma adjustments were made under the assumption that the proforma combined financial information has been prepared using the purchase method as a reverse acquisition whereby the company issuing its shares to effect a business combination is determined to be the acquiree in the business combination. Accordingly, Guang Hui Highway Project Company Limited is deemed to be the acquirer and the assets of the company deemed to be acquired, Infrastructure International, Inc., are required to be adjusted to fair value on acquisition. As the only asset of Infrastructure International was cash, no fair value adjustments are required.

1.    To eliminate intercompany recievable/payable.

2. To record the issue of 8,430,000 shares of common stock and 100,000 shares of Series B preferred stock in exchange for the entire issued share capital of Guang Hui Highway Project Company Limited.

3.    To eliminate the deficit of Infrastructure International, Inc.